UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2026

The Marquie Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54163	26-2091212
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

7901 4th Street North, Suite 4887 St. Petersburg, Florida	33702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 351-3021

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 — Entry into a Material Definitive Agreement

On October 20, 2025, as previously disclosed, The Marquie Group, Inc. (the “Company” or “TMGI”) entered into a Purchase Agreement with Marc Angell and Jacquie Angell (the “Sellers”) and GetGolf.com (the “Buyer”), as amended on December 8, 2025, pursuant to which the Buyer agreed to acquire voting control of the Company.

On January 19, 2026, the Company, the Sellers, and the Buyer entered into a Second Amended and Restated Purchase Agreement (the “Second Amended Purchase Agreement”), which amends and restates the prior agreement in its entirety.

The Second Amended Purchase Agreement reflects, among other things, (i) the formal exclusion of the Mountain Brook Golf Course from the transaction for several reasons, including the inability to arrive at mutually acceptable terms previously contemplated with respect to that asset; and (ii) the recharacterization of certain payments to Marc Angell as purchase price consideration rather than compensation for services. Except as described above, the material terms of the transaction remain substantially consistent with those previously disclosed.

The foregoing description of the Second Amended Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended Purchase Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

Item 8.01 Other Events

As previously disclosed, the Company’s transaction with GetGolf.com originally contemplated the inclusion of the Mountain Brook Golf Course as part of the assets to be acquired. The inclusion of that asset was subject to several items, including but not limited to, the Buyer obtaining additional third-party financing on mutually acceptable terms. As reflected in the Second Amended and Restated Purchase Agreement entered into on January 19, 2026, for various reasons such acceptable terms related to funding and other items were not obtained, and, accordingly, the Mountain Brook Golf Course was excluded from the transaction. The exclusion of the Mountain Brook Golf Course represents a material change to the assets originally contemplated in the transaction and reduces the scale of the transaction as originally announced. The Company continues to proceed with the transaction as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Purchase Agreement by and between Marc and Jacquie Angell and GetGolf.com LLC dated January 19, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Marquie Group, Inc.

Date: January 20, 2026	By:	/s/ Jeff Foster
Jeff Foster
Chief Executive Officer

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